UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Security Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2009

DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 2, 2009, Duncan Energy Partners L.P. (“Duncan Energy Partners”) issued a press release announcing its financial and operating results for the three and twelve months ended December 31, 2008 and 2007 and held a joint webcast conference call with Enterprise Products Partners L.P. (“Enterprise Products Partners”) discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be archived and available for replay on Duncan Energy Partners’ website at www.deplp.com for 90 days.

General

Duncan Energy Partners is a publicly traded Delaware limited partnership, the common units of which are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “DEP.”  Duncan Energy Partners was formed in September 2006 and did not acquire any assets prior to February 5, 2007, which was the date it completed its initial public offering (“IPO”) of 14,950,000 common units and acquired controlling financial interests in certain midstream energy businesses of Enterprise Products Operating LLC (“EPO”). The business purpose of Duncan Energy Partners is to acquire, own and operate a diversified portfolio of midstream energy assets and to support the growth objectives of EPO and other affiliates under common control.   Duncan Energy Partners is engaged in the business of transporting and storing natural gas liquids (“NGLs”) and petrochemical products and gathering, transporting, storing and marketing of natural gas.

At December 31, 2008, Duncan Energy Partners is owned 99.3% by its limited partners and 0.7% by its general partner, DEP Holdings, LLC (“DEP GP”), which is a wholly owned subsidiary of EPO.  At December 31, 2008, EPO owns approximately 73.6% of Duncan Energy Partner’s limited partner interests and its general partner.  DEP GP is responsible for managing the business and operations of Duncan Energy Partners.   DEP Operating Partnership L.P. (“DEP OLP”), a wholly owned subsidiary of Duncan Energy Partners, conducts substantially all of Duncan Energy Partners’ business.  A private company affiliate, EPCO, Inc. (“EPCO”), provides all of Duncan Energy Partners’ employees and certain administrative services to the partnership.

Enterprise Products Partners conducts substantially all of its business through EPO, a wholly owned subsidiary.  Enterprise Products Partners is a publicly traded partnership, the common units of which are listed on the NYSE under the ticker symbol “EPD.”

One of our principal attributes is our relationship with Enterprise Products Partners and EPCO.  Our assets connect to various midstream energy assets of Enterprise Products Partners and, therefore, form integral links within Enterprise Products Partners’ value chain.  We believe that the operational significance of our assets to Enterprise Products Partners, as well as the alignment of our respective economic interests in these assets, will result in a collaborative effort to promote their operational efficiency and maximize value.  In addition, we believe our relationship with Enterprise Products Partners and EPCO provides us with a distinct advantage in both the operation of our assets and in the identification and execution of potential future acquisitions that are not otherwise taken by Enterprise Products Partners or Enterprise GP Holdings in accordance with our business opportunity agreements.

DEP I Dropdown Transaction

On February 5, 2007, EPO contributed a 66% controlling equity interest in each of the DEP I Midstream Businesses (defined below) to Duncan Energy Partners in a dropdown transaction (the “DEP I dropdown”).   EPO retained the remaining 34% equity interest in each of the DEP I Midstream Businesses.  The DEP I Midstream Businesses consist of (i) Mont Belvieu Caverns, LLC (“Mont Belvieu Caverns”); (ii) Acadian Gas, LLC (“Acadian Gas”); (iii) Enterprise Lou-Tex Propylene Pipeline L.P. (“Lou-Tex Propylene”), including its general partner; (iv) Sabine Propylene Pipeline L.P. (“Sabine Propylene’), including its general partner; and (v) South Texas NGL Pipelines, LLC (“South Texas NGL”).

As consideration for the equity interests in the DEP I Midstream Businesses and reimbursement for capital expenditures related to these businesses, Duncan Energy Partners distributed $260.6 million of the $290.5 million of net proceeds from its initial public offering to EPO, plus $198.9 million in borrowings under its initial credit facility (the “DEP I Revolving Credit Facility”) and a net 5,351,571 common units.

The following is a brief description of the assets and operations of the DEP I Midstream Businesses:

▪
Mont Belvieu Caverns owns 33 salt dome caverns located in Mont Belvieu, Texas, with an underground storage capacity of approximately 100 million barrels (“MMBbls”), and a brine system with approximately 20 MMBbls of above ground storage capacity and two brine production wells.

▪
Acadian Gas gathers, transports, stores and markets natural gas in Louisiana utilizing over 1,000 miles of transmission, lateral and gathering pipelines with an aggregate throughput capacity of one billion cubic feet per day (“Bcf/d”).   Acadian Gas also owns an approximate 49.5% equity interest in Evangeline Gas Pipeline Company, L.P. (“Evangeline”), which owns a 27-mile natural gas pipeline located in southeast Louisiana.

▪	Lou-Tex Propylene owns a 263-mile pipeline used to transport chemical-grade propylene from Sorrento, Louisiana to Mont Belvieu, Texas on a transport-or-pay basis.

▪	Sabine Propylene owns a 21-mile pipeline used to transport polymer-grade propylene from Port Arthur, Texas to a pipeline interconnect in Cameron Parish, Louisiana on a transport-or-pay basis.

▪
South Texas NGL owns a 286-mile pipeline system used to transport NGLs from Duncan Energy Partners’ Shoup and Armstrong NGL fractionation plants located in South Texas to Mont Belvieu, Texas.  This pipeline commenced operations in January 2007.

In certain cases, EPO is responsible for funding 100% of expansion project costs of the DEP I Midstream Businesses rather than sharing such costs with Duncan Energy Partners in accordance with the existing sharing ratio of 66% funded by Duncan Energy Partners and 34% by EPO.

DEP II Dropdown Transaction

On December 8, 2008, Duncan Energy Partners entered into a Purchase and Sale Agreement (the “DEP II Purchase Agreement”) with EPO and Enterprise GTM Holdings L.P. (“Enterprise GTM,” a wholly owned subsidiary of EPO).  Pursuant to the DEP II Purchase Agreement, DEP OLP acquired 100% of the membership interests in Enterprise Holding III, LLC (“Enterprise III”) from Enterprise GTM, thereby acquiring a 66% general partner interest in Enterprise GC, L.P. (“Enterprise GC”), a 51% general partner interest in Enterprise Intrastate L.P. (“Enterprise Intrastate”) and a 51% membership interest in Enterprise Texas Pipeline LLC (“Enterprise Texas”).  Collectively, we refer to Enterprise GC, Enterprise Intrastate and Enterprise Texas as the “DEP II Midstream Businesses.”  EPO was the sponsor of this second dropdown transaction (the “DEP II dropdown”).  Enterprise GTM retained the remaining partner and member interests in the DEP II Midstream Businesses.

As consideration for the Enterprise III membership interests, EPO received $280.5 million in cash and 37,333,887 Class B limited partner units having a market value of $449.5 million from Duncan Energy Partners.  The total value of the consideration provided to EPO and Enterprise GTM was $730.0 million.  The cash portion of the consideration provided by Duncan Energy Partners in this dropdown transaction was derived from borrowings under a new credit agreement (the “DEP II Term Loan Agreement”).  The Class B units automatically converted to common units on February 1, 2009, the day after the record date regarding distributions for the fourth quarter of 2008.  The Class B units received a pro rated cash distribution of $0.1115 per unit for the distribution that Duncan Energy Partners paid with respect to the fourth quarter of 2008 for the 24-day period from the closing date of the DEP II dropdown transaction to December 31, 2008.

The following is a brief description of the assets and operations of the DEP II Midstream Businesses:

▪
Enterprise GC owns (i) the Shoup and Armstrong NGL fractionation facilities located in South Texas, (ii) a 1,039-mile NGL pipeline system located in South Texas and (iii) 944 miles of natural gas gathering pipelines located in South and West Texas.   Enterprise GC’s natural gas gathering pipelines include (i) the 272-mile Big Thicket Gathering System located in Southeast Texas, (ii) the 465-mile

Waha system located in the Permian Basin of West Texas and (iii) the 207-mile TPC gathering system. The Waha and TPC systems are components of the Texas Intrastate System.

▪
Enterprise Intrastate operates and owns an undivided 50% interest in the 641-mile Channel natural gas pipeline, which extends from the Agua Dulce Hub in South Texas to Sabine, Texas located on the Texas/Louisiana border.  The Channel pipeline is a component of the Texas Intrastate System.

▪
Enterprise Texas owns the 6,369-mile Enterprise Texas natural gas pipeline system and leases the Wilson natural gas storage facility.  The Enterprise Texas system, along with the Waha, TPC and Channel pipeline systems, comprise the Texas Intrastate System.

Generally, the DEP II dropdown transaction documents provide that to the extent that the DEP II Midstream Businesses collectively generate cash sufficient to pay distributions to their partners or members, such cash will be distributed first to Enterprise III (based on an initial defined investment of $730.0 million) and then to Enterprise GTM (based on an initial defined investment of $452.1 million) in amounts sufficient to generate an aggregate annualized return on their respective investments of approximately 12%.  Distributions in excess of these amounts will be distributed 98% to Enterprise GTM and 2% to Enterprise III.  Income and loss of the DEP II Midstream Businesses are first allocated to Enterprise III and Enterprise GTM based on each entity’s percentage interest of 22.6% and 77.4%, respectively, and then in a manner that in part follows the cash distributions. For additional information regarding the DEP II Dropdown Transaction, please see our Form 8-K filed on December 8, 2008.

EPO is responsible for funding 100% of expansion project costs of the DEP II Midstream Businesses rather than sharing such costs with Duncan Energy Partners.  Duncan Energy Partners may elect to participate in such expansion projects within 90 days following the in-service dates of such projects.

Basis of Financial Statement Presentation

Duncan Energy Partners, DEP GP, DEP OLP, Enterprise Products Partners (including EPO and its consolidated subsidiaries) and EPCO and affiliates are under common control of Mr. Dan L. Duncan, the Group Co-Chairman and controlling shareholder of EPCO.  Prior to the dropdown of controlling ownership interests in the DEP I and DEP II Midstream Businesses to Duncan Energy Partners, EPO owned these businesses and directed their respective activities for all periods presented (to the extent such businesses were in existence during such periods).  Each of the dropdown transactions was accounted for at EPO’s historical costs as a reorganization of entities under common control in a manner similar to a pooling of interests.  On a standalone basis, Duncan Energy Partners did not own any assets prior to the completion of its IPO, or February 5, 2007 (February 1, 2007 for financial accounting and reporting purposes).

References to the “former owners” of the DEP I and DEP II Midstream Businesses primarily represent the direct and indirect ownership of EPO in these businesses prior to the related dropdown transactions.  References to “Duncan Energy Partners” mean the registrant since February 5, 2007 and its consolidated subsidiaries.   Generic references to “we,” “us” and “our” mean the combined and/or consolidated businesses included in these financial statements for each reporting period.

Our general purpose financial statements for the year ended December 31, 2006 reflect the combined financial information of the DEP I and DEP II Midstream Businesses on a 100% basis.   The results of operations and cash flows for these businesses are allocated to the former owners of these businesses that are under common control with Duncan Energy Partners.

Our general purpose consolidated financial statements for the year ended December 31, 2007 reflect the following:

▪
Combined financial information of the DEP I Midstream Businesses for the month of January 2007.  The results of operations and cash flows of the DEP I Midstream Businesses for this one-month period are allocated to the former owners of these businesses that are under common control with Duncan Energy Partners.   On February 5, 2007, these businesses were contributed to Duncan Energy Partners in the DEP I dropdown transaction; therefore, the DEP I Midstream Businesses were consolidated subsidiaries of Duncan Energy Partners for the eleven months ended December 31, 2007.  For financial accounting and reporting purposes, the effective date of the DEP I dropdown transaction is February 1, 2007.  EPO’s retained ownership in the DEP I Midstream Businesses (following the dropdown transaction) is presented as Parent interest in Duncan Energy Partner’s consolidated financial statements.

▪
Combined financial information of the DEP II Midstream Businesses for the year ended December 31, 2007. The results of operations and cash flows of the DEP II Midstream Businesses for this twelve-month period are allocated to the former owners of these businesses that are under common control with Duncan Energy Partners.

Our general purpose consolidated financial statements for the year ended December 31, 2008 reflect the following:

▪
Combined financial information of the DEP II Midstream Businesses from January 1, 2008 through December 7, 2008.  The results of operations and cash flows of the DEP II Midstream Businesses for this period are allocated to the former owners of these businesses that are under common control with Duncan Energy Partners.

▪
Consolidated financial information for Duncan Energy Partners for the twelve months ended December 31, 2008, including the results of operations and cash flows for the DEP II Midstream Businesses following completion of the DEP II dropdown transaction.  On December 8, 2008, the DEP II Midstream Businesses were contributed to Duncan Energy Partners in the DEP II dropdown transaction; therefore, the DEP II Midstream Businesses became consolidated subsidiaries of Duncan Energy Partners on this date.  EPO’s retained ownership in the DEP II Midstream Businesses (following the dropdown transaction) is presented as Parent interest in Duncan Energy Partner’s consolidated financial statements.

We have three reportable business segments: (i) Natural Gas Pipelines & Services; (ii) NGL Pipelines & Services; and (iii) Petrochemical Services.  Our business segments are generally organized and managed according to the type of services rendered (or technologies employed) and products produced and/or sold.  Effective with the fourth quarter of 2008, our segment information was restated in connection with the DEP II dropdown transaction.

Use of Non-GAAP financial measures

The press release and related conference call discussion include the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow and EBITDA.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Gross operating margin.  We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations.  This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments.  We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results.  The GAAP financial measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as consolidated operating income before (i) depreciation, amortization and accretion expense; (ii) gains and losses from asset sales and related transactions; and (iii) general and administrative expenses.  Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, extraordinary charges, Parent interest in income of subsidiaries and the cumulative effect of changes in accounting principles.  Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of any intersegment and intrasegment transactions.  In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation.

We include equity earnings from Evangeline in our measurement of segment gross operating margin and operating income.  Our equity investment in Evangeline is a vital component of our business strategy and is important to the operations of Acadian Gas.  This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis.  Evangeline’s operations compliment those of Acadian Gas.

Distributable cash flow.  Distributable cash flow available to the limited partners of Duncan Energy Partners is a useful non-GAAP measure of liquidity that approximates the amount of cash flow that Duncan Energy Partners could pay its unitholders each period before any reserves established by DEP GP for general partnership needs.  On a 100% basis, we define distributable cash flow as net income or loss adjusted for:

▪	the addition of Parent interest in income of subsidiaries;

▪	the addition of depreciation, amortization and accretion expense;

▪	the addition of cash distributions received from Evangeline, if any, less equity in the earnings of Evangeline;

▪	the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations;

▪	the addition of losses or subtraction of gains relating to the sale of assets and related transactions;

▪	the addition of cash proceeds from the sale of assets and related transactions;

▪
the addition of losses or subtraction of gains on the monetization of financial instruments recorded in accumulated other comprehensive income, if any, less related amortization of such amounts to earnings; and

▪	the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period.

Distributable cash flow available to the limited partners of Duncan Energy Partners is further determined by reducing distributable cash flow (on a 100% basis) for amounts paid (i) by our operating businesses to (a) the Parent with respect to its financial interests in the DEP I and DEP II Midstream Businesses and (b) the related party former owners of such businesses (e.g., EPO) with respect to periods prior to dropdown transactions, and (ii) to DEP GP in connection with its general partner interest in Duncan Energy Partners.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Such expenditures serve to maintain existing operations but do not generate additional revenues.

Senior management compares the distributable cash flow we generate to the cash distributions we expect to pay our partners.   Using this data, management computes our distribution coverage ratio.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which in turn is based on the amount of cash distributions a partnership pays to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities.

Industry Abbreviations

As generally used in the energy industry and in this document, the identified terms have the following meanings:

/d	= per day
BBtus	= billion British thermal units
Bcf	= billion cubic feet
MBPD	= thousand barrels per day
MMBbls	= million barrels
MMBtus	= million British thermal units
MMcf	= million cubic feet

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
99.1	Duncan Energy Partners L.P. press release dated February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.
	By:	DEP Holdings, LLC, as General Partner

Date: February 2, 2009	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of DEP Holdings, LLC

Exhibit Index

Exhibit No.	Description

99.1	Duncan Energy Partners L.P. press release dated February 2, 2009.